                                                                EXHIBIT 10.10


                                PLEDGE AGREEMENT



                  This PLEDGE AGREEMENT (this "Agreement") dated as of March 2, 1998, is made between Brooke (Overseas) Ltd. (the "Pledgor") and Artemis America Partnership, a Delaware partnership (the "Pledgee").


                                R E C I T A L S:

                  WHEREAS, BGLS Inc., a Delaware corporation (the "Company"), has entered into the Indenture (as amended, modified, supplemented and in effect from time to time, the "Indenture") dated as of January 1, 1996 between the Company and State Street Bank and Trust Company (as successor to Fleet National Bank of Massachusetts), as trustee (the "Trustee");

                  WHEREAS, pursuant to the terms and conditions of the Standstill Agreement dated as of March 2, 1998 between the Company, the Pledgee and AIF II, L.P. a Delaware limited partnership ("AIF", collectively with the Pledgee, the "Participating Holders")(the "Standstill Agreement"), the Participating Holders have agreed to defer the payment of interest due to the Participating Holders under the Indenture until the occurrence of a Termination Event (as defined in the Standstill Agreement);

                  WHEREAS, the Issuer has elected pursuant to Section 8103 of the Delaware Commercial Code to treat interests in the Issuer as securities which may be perfected through possession of the security;

                  WHEREAS, it is a condition to the Participating Holders entering into the Standstill Agreement that the Pledgor shall (i) pledge the Collateral (as defined below) to the Pledgee, (ii) pledge certain securities to AAP pursuant to a Pledge Agreement dated as of the date of this Agreement and
(iii) guarantee for the benefit of the Participating Holders the Guaranteed Obligations (as defined in the Limited Recourse Guarantee); and

                  NOW, THEREFORE, to induce the Participating Holders to enter into the Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are



                            Artemis Pledge Agreement

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hereby acknowledged, the Pledgor has agreed to pledge the Collateral upon the terms and conditions of this Agreement. Accordingly, the parties hereto agree as follows:


                  Section 1.  Definitions and Interpretation.

                  1.01 Certain Defined Terms. (a) Each capitalized term used in this Agreement and not defined in this Agreement shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Indenture or the Limited Recourse Guarantee. The principles of interpretation set forth in Section 1.03 of the Indenture shall apply to this Agreement. Unless otherwise defined in this Agreement or in the Indenture, terms used in Article 9 of the Uniform Commercial Code (as defined below) are used in this Agreement as defined in such Article 9.

                  (b) In addition, the following terms shall have the meanings set forth below:

                  "Collateral" shall have the meaning assigned to that term in Section 2.01.

                  "Equity Collateral" shall have the meaning assigned to that term in Section 2.01(a).

                  "Equity Rights" shall have the meaning assigned to that term in Section 2.01(a).

                  "Issuer" shall mean Western Tobacco Investments LLC, a Delaware limited liability company.

                  "Limited Recourse Guarantee" shall mean the Limited Recourse Guarantee dated as of March 2, 1998 between the Pledgor and the Participating Holders.

                  "LLC Agreement" shall mean the Limited Liability Company Agreement of Western Tobacco Investments LLC dated as of February 27, 1998 adopted and executed by the Issuer, the Pledgor and Western Realty Development LLC.

                  "Pledged Equity" shall have the meaning assigned to that term in Section 2.01(a).

                  "Secured Obligations" shall mean the Guaranteed Obligations (as defined in the Limited Recourse Guarantee).



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                  "Uniform Commercial Code" shall mean the Uniform Commercial
Code as in effect in from time to time in any applicable jurisdiction.

                  Section 2.  Collateral.

                   2.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and timely performance of the Secured Obligations, the Pledgor hereby pledges and grants to the Pledgee a security interest in all of the Pledgor's right, title and interest in and to the following property, whether now owned or acquired in the future by the Pledgor and whether now existing or in the future coming into existence (collectively, the "Collateral"):

                  (a) a 21.90% membership interest in the Issuer together with (i) the share certificates representing the same identified in Exhibit A and (ii) the right, title and interest of the Pledgor with respect to such 21.90% membership interest in, to and under the LLC Agreement (collectively, the "Pledged Equity"); and

                  (b) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Equity, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Equity or otherwise received in exchange for any of the Pledged Equity and all subscriptions, options, warrants or other rights of like nature (the "Equity Rights") issued to the holders of, or otherwise in respect of, any of the Pledged Equity; and

                  (c) in the event of any consolidation or merger in which the Issuer is not the surviving entity, all of the membership interest, or other equity interests of the successor corporation or successor entity (unless such successor entity is the Pledgor itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (a) and (b) above, the "Equity Collateral"); and

                  (d) all proceeds and products in whatever form of all or any part of the foregoing.

                   2.02 Perfection and Registration of Pledge. Concurrently with the execution and delivery of this Agreement, the Pledgor shall (i) deliver to the Pledgee all of the certificates identified in Exhibit A, accompanied by undated certificate powers duly executed in blank and (ii) take all such



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other actions as shall be necessary or as the Pledgee may reasonably request to perfect and establish the priority of the Liens granted by this Agreement.

                  2.03 Preservation and Protection of Security Interests. The Pledgor shall:

                  (a) upon the acquisition after the date of this Agreement by the Pledgor of any Equity Collateral, promptly either (x) transfer and deliver to the Pledgee all such Equity Collateral (together with, if applicable, the certificates representing such Equity Collateral duly endorsed in blank or accompanied by undated powers duly executed in blank or such instruments of transfer as the Pledgee shall direct in its discretion to effectuate the purposes of this Agreement) or (y) take such other action as the Pledgee shall deem reasonably necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Equity Collateral; and

                  (b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take such steps as are reasonably necessary to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Pledgee to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Equity Collateral to be transferred of record into the name of the Pledgee or its nominee (and the Pledgee agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Pledgee will thereafter promptly give to the Pledgee copies of any notices and communications received by it with respect to the Equity Collateral pledged by the Pledgor).

                  2.04 Attorney-in-Fact. Subject to the rights of the Pledgor under Section 2.05, the Pledgee is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments as are reasonably necessary to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and, following any Termination Event, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Pledgee shall be entitled under this Agreement upon the occurrence and continuation of any Termination Event (i) to ask, demand, collect, sue for, recover, receive and give



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receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above; (iii) to file any claims or take any action or proceeding as is reasonably necessary for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

                  2.05     Special Provisions Relating to Equity Collateral.

                  (a) So long as no Termination Event shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement; provided that the Pledgor agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement; and the Pledgee shall, at the Pledgor's expense, execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend or distribution and other orders and other instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.05(a).

                  (b) So long as no Termination Event shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any dividends or other distributions on the Equity Collateral.

                  (c) If any Termination Event shall have occurred and be continuing, and whether or not the Pledgee exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law or this Agreement, all dividends and other distributions on the Equity Collateral shall be paid directly to the Pledgee as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Pledgee shall so request, the Pledgor agrees to execute and deliver to the Pledgee appropriate additional dividend, distribution and other orders and instruments to that end; provided that if such Termination Event is cured or rescinded, any such dividend or distribution paid to the Pledgee prior to such cure shall, upon request of the Pledgor (except to the extent applied to the Secured Obligations), be returned by the Pledgee to the Pledgor.



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                  2.06    Rights and Obligations.

                  (a) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Pledgor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of this Agreement.

                  (b) The Pledgee shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

                  (c) The Pledgor shall remain liable to perform its duties and obligations under the LLC Agreement in accordance with its terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Pledgee of any right, remedy, power or privilege in respect of this Agreement shall not release the Pledgor from any of its duties and obligations under the LLC Agreement. The Pledgee shall have no duty, obligation or liability under the LLC Agreement by reason of this Agreement.

                  2.07 Termination. When all Secured Obligations shall have been satisfied in full, this Agreement shall terminate, and the Pledgee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Pledgor.

                  Section 3. Representations and Warranties. As of the date of this Agreement, the Pledgor represents and warrants to the Pledgee as follows:

                  3.01 Title. The Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens (and, with respect to the Equity Collateral, of any Equity Right in favor of any other Person). The Liens granted by this Agreement in favor of the Pledgee have attached and constitute a perfected security interest in all of such Collateral prior to all other Liens.


                  3.02    Pledged Equity.

                  (a) The Pledged Equity evidenced by the certificates identified in Exhibit A is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Equity is subject to any contractual restriction, or any restriction under



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the organizational documents of the Issuer of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained in this Agreement).

                  (b) The Equity Collateral constitutes 21.90% of the total number of membership interests or shares of each class of capital stock, as applicable, of the Issuer currently outstanding. The attached Exhibit A correctly identifies, as of the date of this Agreement, the membership interests comprising such Pledged Equity and the respective percentage interest in the Issuer as a whole. All such membership interests or shares are duly authorized, validly issued, fully paid and nonassessable and will be free of any contractual restriction or any restriction under the charter or bylaws of the Issuer of the Equity Collateral, upon the transfer of the Equity Collateral (except for any such restriction contained in this Agreement).

                  Section 4.  Covenants.

                  4.01     Books and Records.  The Pledgor shall:

                  (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Pledgee may reasonably require in order to reflect the Liens granted by this Agreement; and

                  (b) permit representatives of the Pledgee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Pledgee to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Pledgee may reasonably request.

                  4.02 Removals, Etc. Without at least 30 days' prior written notice to the Pledgee, the Pledgor shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under Section 6(c) or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

                  4.03 Sales and Other Liens. Except as otherwise permitted under the Indenture, the Pledgor shall not sell, transfer or otherwise dispose of all or any part of the Collateral, create, incur, assume or suffer to exist any Lien upon all or any part of the Collateral or file or suffer to be on



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file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Pledgee is not named as the sole secured party.

                  4.04 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such other acts and things as the Pledgee may reasonably request in order fully to effect the purposes of this Agreement.

                  4.05 Dilution. The Pledgor shall cause the Equity Collateral to constitute at all times 21.90% of the total equity interests in the Issuer. The Pledgor shall cause all such interests to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the Limited Liability Company Agreement, upon the transfer of such Equity Collateral.

                  4.06 Financial Reports. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Pledgor, the Pledgor shall deliver to the Pledgee, the unaudited financial statements of the Pledgor and the Issuer. Within 120 days after the close of each fiscal year, the Pledgor shall deliver to the Pledgee, the financial statements of the Pledgor and the Issuer, certified by an independent certified public accountant of recognized national standing. The Pledgor represents and warrants that all such financial statements shall be true and correct in all material respects.

                  Section 5.  Remedies.

                  5.01 Events of Default, Etc. If a Termination Event shall have occurred and be continuing:

                  (a) the Pledgee in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

                  (b) the Pledgee in its discretion may, upon ten business days' prior written notice to the Pledgor of the time and place and subject to the terms of the LLC Agreement, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Pledgee or its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Pledgee deems best, for cash, for credit or for future



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delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Pledgee or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

                  (c) the Pledgee shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law (subject to the terms of the LLC Agreement), to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Pledgee was the sole and absolute owner of the Collateral (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with Section 5.04.

                  5.02 Limited Recourse. Notwithstanding anything to the contrary in this Agreement, the Limited Recourse Guarantee, the Standstill Agreement, the Indenture or otherwise, the security interest granted herein secures a limited recourse obligation and recourse for the Secured Obligations is expressly limited solely to the Pledgee's interest in the Collateral.

                  5.03     Private Sale.

                  (a) The Pledgee shall incur no liability as a result of the sale, lease or other disposition of all or any part of the



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Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

                  (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer of the Collateral to register it for public sale.

                  5.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01, and any other cash at the time held by the Pledgee under this Section 5, shall be applied by the Pledgee:

                  First, to the payment of the reasonable costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Pledgee and the reasonable fees and expenses of its counsel;

                  Next, to the payment in full of the remaining Secured Obligations then due and owing; and

                  Finally, to the Pledgor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or



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other similar proceeding as to the Pledgor or any issuer of, or account debtor or other obligor on, any of the Collateral.



                  Section 6.  Miscellaneous.

                  (a) No Waiver. No failure on the part of the Pledgee to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  (b) Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Pledgor and the Pledgee. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Pledgee and the Pledgor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  (c) Addresses for Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made by mail, overnight courier or facsimile (or, unless such notice is specifically required to be given in writing, by telephone, confirmed in writing by facsimile by the close of business on the day notice is given) and faxed, mailed certified or registered (return receipt requested) or sent by overnight courier, or personally delivered (or telephoned, as the case may be) at the address specified below or at such other address as shall be designated in a notice in writing.



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                  If to the Pledgee:

                  Artemis America Partnership
                  c/o Lion Advisors, L.P.
                  2 Manhattanville Road
                  Purchase, New York 10577
                  Facsimile: (914) 694-8032
                  Attention: Tony Tortorelli




                  With a copy to:

                  Sidley & Austin
                  875 Third Avenue
                  New York, New York 10022
                  Facsimile No.:  (212) 906-2021
                  Attention:  Daniel G. Kelly, Jr.

                  If to the Pledgor:

                  Brooke (Overseas) Ltd.
                  100 S.E. Second Street, 32nd Floor
                  Miami, Florida 33131
                  Telephone No.:  (305) 579-8000
                  Facsimile No.:  (305) 579-8009
                  Attention:  Richard J. Lampen, Esq.

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  601 S. Figueroa Street
                  30th Floor
                  Los Angeles, California 90017
                  Telephone No.: (213) 892-4408
                  Facsimile No.: (213) 629-5063
                  Attention:  Eric R. Reimer


                  (d) Captions. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  (e) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition



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or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

                  Section 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.










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                  IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

                                          BROOKE (OVERSEAS) LTD.



                                          By: /s/ Richard J. Lampen
                                             ---------------------------------
                                             Name: Richard J. Lampen
                                             Title: Executive Vice President




                                          ARTEMIS AMERICA PARTNERSHIP, L.P.



                                          By: /s/ John J. Hannan
                                             ---------------------------------
                                             Name: John J. Hannan
                                             Title:



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                                                                    EXHIBIT A


                              PLEDGED CERTIFICATES


         Member                    Membership Interest           Certificates
         ------                    -------------------           ------------
Brooke (Overseas) Ltd.             21.90%                            002